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                                                                    EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-47577) of Queen Sand Resources, Inc. and in the related Prospectus of our report dated April 17, 1998, with respect to the statements of net profits interests and royalty interests revenues of certain oil and gas producing properties acquired from pension funds managed by J.P. Morgan Investments for the years ended June 30, 1997, 1996 and 1995.


                                                  /s/ Ernst & Young LLP


June ____, 1998